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                                                               Schedule III
                    T. Rowe Price Realty Income Fund II,
           America's Sales-Commission-Free Real Estate Limited Partnership

                Consolidated Real Estate and Accumulated Depreciation
                                  December 31, 1995
                                (Dollars in thousands)

          Description              Type              Encumbrances

          Real Estate
          Property Investments

          Atlantic                 Industrial                  $0
          Gwinnett Co., GA

          Coronado                 Industrial                   0
          Anaheim, CA

          Oakbrook Corners         Business Park                0
          Gwinnett Co., GA

          Baseline                 Business Park                0
          Tempe, AZ

          Business Plaza           Office                       0
          Ft. Lauderdale, FL

          AMCC                     R & D/Office                 0
          San Diego, CA

          Bonnie Lane              Industrial                   0
          Elk Grove, IL

          Glenn Avenue             Industrial                   0
          Wheeling, IL

          South Point              Retail                       0
          Tempe, AZ

          Tierrasanta              Business Park                0
          San Diego, CA

          Fairchild Corporate
          Center                   Office                       0
          Irvine, CA                                                                                                            __

          Totals                                               $0
                                                               ==

          Properties Held for Sale

          Regal Row
          Dallas, TX               Industrial                  $0
                                                               ==




























































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                                                             Costs
                             Initial Cost to Partnership  Capitalized
                                                          Subsequent
          Buildings and                                        to
          Description          Land     Improvements       Acquisition

          Real Estate
          Property Investments

          Atlantic            $820           $ 4,181          $   404
          Gwinnett Co., GA

          Coronado           1,186             2,899              339
          Anaheim, CA

          Oakbrook Corners   1,885             7,362              298
          Gwinnett Co., GA

          Baseline           2,095             5,306               60
          Tempe, AZ

          Business Plaza     2,000             6,260           (1,105)
          Ft. Lauderdale, FL

          AMCC               2,727             8,557                0
          San Diego, CA

          Bonnie Lane          755             2,957              424
          Elk Grove, IL

          Glenn Avenue         565             1,920              418
          Wheeling, IL

          South Point        1,275             2,331           (1,398)
          Tempe, AZ

          Tierrasanta        1,350             2,407             (306)
          San Diego, CA

          Fairchild Corporate
          Center             1,056             1,056             (370)
          Irvine, CA       _______           _______           _______

          Totals           $15,714           $45,236          $(1,236)
                           =======           =======          ========

          Properties Held for Sale

          Regal Row        $ 1,723           $ 3,860           $ 1,330
          Dallas, TX       =======           =======           =======












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                            Gross Amounts at which Carried at Close of Period

                                       Buildings and
          Description         Land      Improvements             Total

          Real Estate
          Property Investment

          Atlantic            $820            $4,585            $5,405
          Gwinnett Co., GA

          Coronado           2,034             2,390             4,424
          Anaheim, CA

          Oakbrook
          Corners            1,885             7,660             9,545
          Gwinnett Co., GA

          Baseline           1,889             5,572             7,461
          Tempe, AZ

          Business Plaza     1,473             5,682             7,155
          Ft. Lauderdale, FL

          AMCC               2,727             8,557            11,284
          San Diego, CA

          Bonnie Lane          755             3,381             4,136
          Elk Grove, IL

          Glenn Avenue         565             2,338             2,903
          Wheeling, IL

          South Point          539             1,669             2,208
          Tempe, AZ

          Tierrasanta        1,157             2,294             3,451
          San Diego, CA

          Fairchild
          Corporate Center     700             1,042             1,742
          Irvine, CA       _______           _______           _______

          Totals           $14,544           $45,170           $59,714
                           =======           =======           =======

          Properties Held for Sale

          Regal Row        $ 1,723           $ 5,190             6,913
          Dallas, TX       =======           =======             -----

          Portfolio Totals                                     $66,627
                                                               =======













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                                      Accumulated    Date of         Date
             Description              Depreciation   Construction Acquired

          Real Estate Property Investments

          Atlantic                        $ 1,837      1974         10/86
          Gwinnett Co., GA

          Coronado                            909      1975         11/86
          Anaheim, CA

          Oakbrook Corners                  3,349      1984         11/86
          Gwinnett Co., GA

          Baseline                          2,630      1984         12/86
          Tempe, AZ

          Business Plaza                    3,357      1984         12/86
          Ft. Lauderdale, FL

          AMCC                              2,622      1987         09/87
          San Diego, CA

          Bonnie Lane                         846      1981         11/87
          Elk Grove, IL

          Glenn Avenue                        601      1980         11/87
          Wheeling, IL

          South Point                         842      1987         04/88
          Tempe, AZ

          Tierrasanta                         857      1984         04/88
          San Diego, CA

          Fairchild Corporate Center          199      1979         05/88
          Irvine, CA                                                                       _______

          Totals                          $18,049

          Properties Held for Sale

          Regal Row                       $ 1,421      1971         12/87
          Dallas, TX                      -------

          Portfolio Totals                $19,470
                                          =======
















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                                                       Life on which
                                                       Depreciation
                                                       in Latest
                                                       Statement of
                                                       Operations is
          Description                                  Computed

          Real Estate Property Investments

          Atlantic                                     5 - 40 years
          Gwinnett Co., GA

          Coronado                                     5 - 40 years
          Anaheim, CA

          Oakbrook Corners                             5 - 40 years
          Gwinnett Co., GA

          Baseline                                     5 - 40 years
          Tempe, AZ

          Business Plaza                               5 - 40 years
          Ft. Lauderdale, FL

          AMCC                                         5 - 40 years
          San Diego, CA

          Bonnie Lane                                  5 - 40 years
          Elk Grove, IL

          Glenn Avenue                                 5 - 40 years
          Wheeling, IL

          South Point                                  5 - 40 years
          Tempe, AZ

          Tierrasanta                                  5 - 40 years
          San Diego, CA

          Fairchild Corporate Center                   5 - 40 years
          Irvine, CA

          Properties Held for Sale

          Regal Row                                    5 - 40 years
          Dallas, TX




















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          Notes:

          (1) The Partnership recorded provisions for value impairment in connection with Tierrasanta for $550 in 1994 and Baseline for $793 in 1993. See note 5 of Notes to Consolidated Financial Statements.

          (2) Because the Business Plaza and South Point properties were not being actively marketed for sale, the valuation allowances totalling $3,533 at December 31, 1995 were reclassified as permanent impairments of the properties' carrying values. Valuation allowances (recoveries) for these properties were ($448) in 1995, ($583) in 1994 and $4,564 in
              1993.  See note 5 of Notes to Consolidated Financial
              Statements.

          (3) In conjunction with the Partnership acquiring Fairchild Corporate Center in 1994, the Partnership reduced the previously recorded valuation allowance for the property, formerly known as Brinderson Plaza, by $4 and the remaining allowance of $698 (including $90 in 1993) was reclassified as a reduction in the carrying value of the property. See note 4 of Notes to Consolidated Financial Statements.

          (4) As of December 31, 1995, the Partnership had an agreement to sell Regal Row and was carrying the property at its estimated net sale proceeds of $3,500. Valuation allowances (recoveries) for the property were ($329), ($385), and $2,706 in 1995, 1994, and 1993; respectively. See note 5 of Notes to Consolidated Financial Statements.

          (5) The Partnership sold Sullyfield Circle in June of 1995.  See note 5 of Notes to Consolidated Financial Statements.

          (6) Reconciliation of real estate owned:


                                               1995      1994     1993

              Balance at beginning of
              period                         $75,631   $76,074  $77,277
              Additions during period            962       805    1,469
              Property dispositions during
              period                          (5,170)       --   (1,879)
              Reductions during period        (1,263)       --       --
              Provision for value impairment  (3,533)   (1,248)    (793)
                                             --------  -------- --------

              Balance at end of period       $66,627   $75,631  $76,074
                                            ========  ======== ========



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          (7)  Reconciliation of accumulated depreciation:

                                               1995      1994     1993

              Balance at beginning of
              period                         $20,038   $17,059  $14,981
              Depreciation expense             2,362     2,979    2,327
              Property dispositions during
              period                          (1,667)       --     (249)
              Reductions during period        (1,263)       --       --
                                             --------  -------  --------

              Balance at end of period       $19,470   $20,038  $17,059
                                             ========  =======  ========

              Reductions in depreciation during 1995 reflect the write-off of tenant improvements relating to tenants who have vacated the property.

          (8) Aggregate cost of real estate owned at December 31, 1995 for Federal income tax purposes was approximately $68,989.